FORM OF INDEMNIFICATION AGREEMENT

Exhibit 10.8

Dated

Strongbridge Biopharma public limited company

and

[____________]

_______________________________________________

DEED OF INDEMNIFICATION

_______________________________________________

AGREEMENT

THIS DEED OF INDEMNIFICATION (this “Agreement”), dated as of  [____________], is made by and between Strongbridge Biopharma public limited company, an Irish public limited company (“Strongbridge”) and [____________]  (the “Indemnitee”).

WHEREAS, the Company and Indemnitee intend for this Agreement to supersede and replace any existing indemnification agreement entered into between them or by the Company in favour of the Indemnitee (the “Prior Agreement”);

WHEREAS, it is essential to the Company to retain and attract as directors, secretary and officers the most capable persons available;

WHEREAS,  the Indemnitee is a director, secretary or officer of Strongbridge;

WHEREAS, each of Strongbridge and the Indemnitee recognise the increased risk of litigation and other claims currently being asserted against directors and officers of companies;

WHEREAS, in recognition of the Indemnitee’s need for (i) substantial protection against personal liability, (ii) specific contractual assurance that such protection will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of Strongbridge’s Constitution or any change in the composition of Strongbridge’s  board of directors or acquisition transaction relating to Strongbridge), Strongbridge wishes to provide in this Agreement for the indemnification by Strongbridge of the Indemnitee, and, to the extent insurance is maintained, to provide for the continued coverage of the Indemnitee under Strongbridge’s directors’ and officers’ liability insurance policies, in each case as set forth in this Agreement;

NOW, THEREFORE, in consideration of the above premises and of the Indemnitee continuing to serve Strongbridge directly or, at its request, with another Enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions
1.1

“Affiliate” means any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

1.2	“Board” means the board of directors of Strongbridge from time to time.
1.3	“Change in Control” shall be deemed to have occurred if:
(a)

any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Shares (as defined below) of Strongbridge;

(b)

the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board as of the date of this Agreement, provided that any person becoming a director after the date of this Agreement whose election or nomination for election was supported by at least three-quarters of the directors who immediately prior to such election or nomination for election comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(c)	Strongbridge adopts any plan of liquidation or other similar arrangement under applicable law providing for the distribution of all or substantially all of its assets;
(d)

all or substantially all of the assets or business of Strongbridge is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of Strongbridge immediately prior to such a merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Shares of Strongbridge immediately prior to such transaction, all of the Voting Shares or other ownership interests of the entity or entities, if any, that acquire all or substantially all of the assets of, or succeed to the business of Strongbridge as a result of such transaction); or

(e)

Strongbridge combines with another company and is the surviving entity but, immediately after the combination, the shareholders of Strongbridge immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Shares of the combined entity (there being excluded from the number of shares held by such shareholders, but not from the Voting Shares of the combined entity, any shares received by Affiliates of such other entity in exchange for shares of such other entity), provided, however, that any occurrence that would, in the absence of this proviso, otherwise constitute a Change in Control pursuant to any of clause (a), (c), (d) or (e)  of this Section 1.3, shall not constitute a Change in Control if such occurrence is approved in advance by a majority of the directors on the Board immediately prior to such occurrence.

1.4

“Enterprise” means Strongbridge and any other corporation, limited liability company, body corporate, partnership, joint venture, trust, employee benefit plan or other entity or enterprise of which the Indemnitee is or was serving at the request of Strongbridge or an Affiliate of Strongbridge as a director, officer, secretary, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

1.5	“Exchange Act” means the US Securities Exchange Act of 1934, as amended.
1.6

“Expenses” means any expense, liability, or loss, including legal fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 3.2), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

1.7

“Indemnifiable Event” means any event or occurrence that took or takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director, officer, secretary or employee of Strongbridge, or while a director, secretary or officer of Strongbridge is or was serving at the request of Strongbridge as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or related to anything done or not done by the Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary.

1.8	“Independent Counsel” has the meaning specified in Section 4.
1.9

“Proceeding” means any threatened, pending, or completed action, suit, litigation, arbitration, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of Strongbridge), or any inquiry, hearing, tribunal or investigation, whether conducted by Strongbridge or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, litigation or proceeding, whether civil, criminal, administrative, investigative, or other, or otherwise might give rise to adverse consequences or findings in respect of the Indemnitee.

1.10	“Reviewing Party” means the meaning specified in Section 4.
1.11	“Subsidiary Indemnification Agreement” has the meaning specified in Section 16.
1.12

“Voting Shares” means shares of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of an Enterprise.

2.	Service by the Indemnitee

The Indemnitee shall serve and/or continue to serve as a director, secretary or other officer of Strongbridge faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected or appointed, or the Indemnitee is removed as permitted by applicable law or resigns.  By entering into this Agreement, the Indemnitee is deemed to be serving at the request of Strongbridge,  which is deemed to be requesting such service.

3.	Agreement to Indemnify
3.1	General Agreement

In the event the Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding in whole or in part by reason of (or arising in whole or in part out of) an Indemnifiable Event, Strongbridge shall indemnify the Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits Strongbridge to provide broader indemnification rights than were permitted prior thereto).

For the purposes of this Agreement; the meaning of the phrase “to the fullest extent permitted by law” shall include, but is not be limited to: (i) to the fullest extent permitted by the provisions of Irish law and/or the Constitution of Strongbridge that authorise, permit or contemplate indemnification by agreement, court action or corresponding provisions of any amendment to or replacement of such provisions; and (ii) to the fullest extent authorised or permitted by any amendments to or replacements of Irish law and/or the Constitution of Strongbridge adopted after the date of this Agreement that increase the extent to which a company may indemnify its directors, secretary or officers.

3.2	Initiation of Proceeding

Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee against Strongbridge or any of its subsidiaries or any director, officer or employee of Strongbridge or any of its subsidiaries unless (i) Strongbridge has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

3.3	Mandatory Indemnification

Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defence of any Proceeding relating in whole or in part to an Indemnifiable Event or in defence of any issue or matter therein, the Indemnitee shall be indemnified by Strongbridge hereunder against all Expenses incurred in connection therewith.

3.4	Partial Indemnification

If the Indemnitee is entitled under any provision of this Agreement to indemnification by Strongbridge for some or a portion of Expenses, but not, however, for the total amount thereof, Strongbridge shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

3.5	Prohibited Indemnification

No indemnification pursuant to this Agreement shall be paid by Strongbridge:

(a)

on account of any Proceeding in which a final and non-appealable judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of  Strongbridge pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws;

(b)	if a court of competent jurisdiction by a final and non-appealable judgment shall determine that such indemnification is not permitted under applicable law;
(c)

on account of any Proceeding relating to an Indemnifiable Event as to which the Indemnitee has been convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action had been brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which the Indemnitee is sentenced to death or imprisonment for a term exceeding one year); or

(d)	on account of any Proceeding brought by Strongbridge or any of its subsidiaries against the Indemnitee.
4.	Reviewing Party: Exhaustion of Remedies
4.1

Prior to any Change in Control, the reviewing party (the “Reviewing Party”) shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification; after a

Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising after a Change in Control concerning the rights of the Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement to which Strongbridge or any of its Affiliates is a party or under applicable law, Strongbridge’s Constitution or the certificate of incorporation now or hereafter in effect relating to indemnification for Indemnifiable Events, Strongbridge shall seek legal advice only from independent counsel (“Independent Counsel”) selected by the Indemnitee and approved by Strongbridge (which approval shall not be unreasonably withheld), and who has not otherwise performed services for Strongbridge or the Indemnitee (other than in connection with indemnification matters) within the five years prior to such appointment. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing Strongbridge or Indemnitee in an action, suit, litigation or proceeding to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to Strongbridge and the Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction who would qualify as Independent Counsel (“Local Counsel”). To the fullest extent permitted by law, Strongbridge agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including legal fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel or the Local Counsel pursuant hereto.

5.	Indemnification Process and Appeal
5.1	Indemnification Payment

The Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from Strongbridge in accordance with this Agreement as soon as practicable after the Indemnitee has made  a written demand to Strongbridge for indemnification, unless the Reviewing Party has given a written opinion to Strongbridge that the Indemnitee is not entitled to indemnification under applicable law.

5.2	Adjudication or Arbitration
(a)

Regardless of any action by the Reviewing Party, if the Indemnitee has not received in full the requested indemnification within thirty days after making a demand or request in accordance with Section 5.1 (a “Non-payment”), the Indemnitee shall have the right to enforce his or her indemnification rights under this Agreement by commencing litigation in the courts of Ireland (the “Irish Courts”) having subject matter jurisdiction thereof seeking an initial determination by the court or by challenging any determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party not challenged by Indemnitee in any such litigation shall be binding on Strongbridge and the Indemnitee. The remedy provided for in this Section 5 shall be in addition to any other remedies available to Indemnitee at law or in equity. Strongbridge and the Indemnitee hereby irrevocably and unconditionally (i) consent to submit to the non-exclusive jurisdiction of the Irish Courts for purposes of any action, suit, litigation or proceeding arising out of or in connection with this Agreement, (ii) waive any objection to the laying of venue of any such action, suit, litigation or proceeding in the Irish Courts, and (iii) waive, and agree not to plead or to make, any claim that any such action, suit, litigation or proceeding brought in the Irish Courts has been brought in an improper or inconvenient forum. For the avoidance of doubt, nothing in this Agreement shall limit any right the Indemnitee may have under applicable law to bring any action, suit, litigation or proceeding in any other court.

(b)

Alternatively, in the case of a Non-payment, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(c)

In the event that a determination shall have been made pursuant to Section 5.2(a) of this Agreement that the Indemnitee is not entitled to indemnification, any action, suit, litigation, proceeding or arbitration commenced pursuant to this Section 5.2(c) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 5.2 Strongbridge shall have the burden of proving the Indemnitee is not entitled to indemnification.

(d)

In the event that the Indemnitee, pursuant to this Section 5.2, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, and it is determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive all or any part of the indemnification sought, the Indemnitee shall be entitled to recover from Strongbridge, and shall be indemnified by Strongbridge against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration.

5.3	Defence to Indemnification, Burden of Proof, and Presumptions
(a)

It shall be a defence to any action, suit, litigation or proceeding brought by the Indemnitee against Strongbridge to enforce this Agreement that it is not permissible under applicable law for Strongbridge to indemnify the Indemnitee for the amount claimed.

(b)

In connection with any action, suit, litigation or proceeding or any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defence or determination shall be on Strongbridge.

(c)

Neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action, suit, litigation or proceeding by the Indemnitee that indemnification of the Indemnitee is proper under the circumstances because the Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party that the Indemnitee had not met such applicable standard of conduct, shall, of itself, be a defence to the action, suit, litigation or proceeding or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(d)

For purposes of this Agreement, to the fullest extent permitted by law, the termination of any claim, action, suit, litigation or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
(e)

For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the management of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 5.3(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in applicable law.

(f)

The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall, to the fullest extent permitted by law, not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

(g)

To the fullest extent permitted by law, Strongbridge shall be precluded from asserting in any action, suit, litigation, proceeding or arbitration commenced pursuant to this Agreement that the procedures or presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that Strongbridge is bound by all the provisions of this Agreement.

6.	Indemnification for Expenses Incurred in Enforcing Rights.

In addition to the Indemnitee’s rights under Section 5.1, Strongbridge shall, to the fullest extent permitted by law, indemnify the Indemnitee against any and all Expenses that are incurred by the Indemnitee in connection with any Proceeding brought by the Indemnitee:

6.1

for indemnification or advance payment of Expenses under any agreement to which Strongbridge or any of its Affiliates is a party (other than this Agreement) or under applicable law, Strongbridge’s  Constitution or hereafter in effect relating to indemnification or advance payment of Expenses for Indemnifiable Events; and/or

6.2	for recovery under directors’ and officers’ liability insurance policies maintained by Strongbridge,

but, in either case, only in the event that the Indemnitee ultimately is determined to be entitled to such indemnification or expense advance or insurance recovery, as the case may be.

7.	Notification and Defence of Proceeding
7.1	Notice

Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against Strongbridge under this Agreement, notify Strongbridge of the commencement thereof; but the omission so to notify Strongbridge will not relieve Strongbridge from any liability that it may have to the Indemnitee, except as provided in Section 7.3.

7.2	Defence

With respect to any Proceeding as to which the Indemnitee notifies Strongbridge of the commencement thereof, Strongbridge will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent Strongbridge so wishes, it may assume the defence thereof with counsel reasonably satisfactory to the Indemnitee. After delivery of such notice from Strongbridge to the Indemnitee of its election to assume the defence of any Proceeding, Strongbridge shall not be liable to the Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by the Indemnitee in connection with the defence of such Proceeding other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from Strongbridge of its assumption of the defence shall be at the Indemnitee’s expense unless: (a) the employment of legal counsel by the Indemnitee has been authorised in writing by Strongbridge, (b)  the Indemnitee shall have reasonably concluded that there is or is reasonably likely to be a conflict of interest between the Indemnitee and Strongbridge in the defence of the Proceeding, (c) after a Change in Control, the employment of counsel by the Indemnitee has been approved by the Independent Counsel, or (d)  Strongbridge shall not in fact have employed counsel to assume the defence of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by Strongbridge.  Strongbridge shall not be entitled to assume the defence of any Proceeding (x) brought by or on behalf of Strongbridge, (y) as to which the Indemnitee shall have made the determination provided for in clause (b)  of this Section 7.2 or (z) after a Change in Control (it being specified, for the avoidance of doubt, that Strongbridge may assume defence of any such proceeding described in this sentence with the Indemnitee’s written consent, provided that any such consent shall not affect the rights of the Indemnitee under the foregoing provisions of this Section 7.2).

7.3	Settlement of Claims

Strongbridge shall not be liable to indemnify the Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without Strongbridge’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, Strongbridge shall be liable for indemnification of the Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Strongbridge shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent,  such consent not to be unreasonably withheld.  Strongbridge shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if Strongbridge was not given a reasonable and timely opportunity, at its expense, to participate in the defence of such Proceeding;  Strongbridge’s liability hereunder shall not be excused if assumption of the defence of the Proceeding by Strongbridge was barred by this Agreement.

8.	Establishment of Trust

In the event of a Change in Control Strongbridge shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time upon written request of the Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request (a) to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event and (b) to be indemnifiable pursuant to this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trust shall continue to be funded by Strongbridge in accordance with the funding obligation set forth above, (iii) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement, and (iv) all unexpended funds in the Trust shall revert to Strongbridge upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust (the “Trustee”) shall be chosen by the Indemnitee. Nothing in this Section 8 shall relieve Strongbridge of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by Strongbridge for state, local, and foreign tax purposes. Strongbridge shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including legal fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

9.	Non-Exclusivity

The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under Strongbridge’s  Constitution, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under Strongbridge’s  Constitution, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right.

10.	Liability Insurance

For so long as the Indemnitee has indemnification rights hereunder,  Strongbridge shall maintain or cause to be maintained an insurance policy or policies providing general and/or directors’ and officers’ liability insurance covering the Indemnitee, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any director, officer, secretary or employee, as applicable, of Strongbridge, provided, and to the extent that, such insurance is available on a commercially reasonable basis.

11.	Exclusions

In addition to and notwithstanding any other provision of this Agreement to the contrary, Strongbridge shall not be obligated under this Agreement to make any payment pursuant to this Agreement for which payment is expressly prohibited by law (including, with respect to any officer of Strongbridge, in respect of any liability expressly prohibited from being indemnified pursuant to Section 235 of the Irish Companies Act 2014  (as amended, including any successor provisions), but (i) in no way limiting any rights under Section 233 or Section 234 of the Irish Companies Act 2014 (each as amended from time to time and including any successor provisions), and (ii) to the extent any such limitations or prescriptions are amended or determined by a court of a competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Indemnitee shall receive the greatest rights then available under law.

12.	Continuation of Contractual Indemnity or Period of Limitations

All agreements and obligations of Strongbridge contained herein shall continue for so long as the Indemnitee shall be subject to, or involved in, any proceeding for which indemnification is provided pursuant to this Agreement. Notwithstanding the foregoing, no legal action shall be brought and no cause of action shall be asserted by or on behalf of Strongbridge or any Affiliate of Strongbridge against the Indemnitee, the Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by the laws of Ireland under the circumstances. Any claim or cause of action of Strongbridge or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

13.	Amendment of this Agreement

No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

14.	Subrogation

In the event of payment under this Agreement,  Strongbridge shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Strongbridge effectively to bring suit to enforce such rights.

15.	No Duplication of Payments

Strongbridge shall not be liable under this Agreement to make any payment in connection with any claim made by the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, Strongbridge’s  Constitution, any Prior Agreement or otherwise) (including, if applicable, under any indemnification agreement entered into between the Indemnitee and any subsidiary of Strongbridge (a “Subsidiary Indemnification Agreement”)) of the amounts otherwise indemnifiable hereunder.

16.	Obligations of Strongbridge

In the event a Proceeding results in a judgment in the Indemnitee’s favour or otherwise is disposed of in a manner that allows Strongbridge to indemnify the Indemnitee in connection with such Proceeding under the Constitution of Strongbridge as then in effect, Strongbridge will provide such indemnification to the Indemnitee and, if applicable, will reimburse each subsidiary of Strongbridge for any indemnification or advance of Expenses made by such subsidiary under any Subsidiary Indemnification Agreement in connection with such Proceeding.

17.	Binding Effect

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of Strongbridge), assigns, spouses, heirs, and personal and legal representatives. Strongbridge shall require and cause any successor thereof (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of Strongbridge, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Strongbridge would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

18.	No Construction as Employment Agreement

Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director, secretary or other officer of Strongbridge or in the employ of Strongbridge or any of its subsidiaries.  For the avoidance of doubt, the indemnification provided for under this Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director, secretary or other officer of Strongbridge.

19.	Severability

If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

20.	Governing Law

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Ireland applicable to contracts made and to be performed in Ireland without giving effects to its principles of conflicts of laws.

21.	Notices
21.1

All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to Strongbridge at:

Strongbridge Biopharma public limited company

Fitzwilliam Hall

Suite 206

Fitzwilliam Place

Dublin 2, Ireland

Ireland

Attn: Chief Legal Officer

With a copy by e-mail (which shall not constitute valid notice) to:

s.long@strongbridgebio.com

And to Indemnitee at:

[Insert address of indemnitee]

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

22.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.	Amendment and Restatement of Prior Agreement

The Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, which supersedes and replaces such Prior Agreement in its entirety.

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IN WITNESS WHEREOF the parties have executed this Deed of Indemnification as a deed with the intention that it be delivered on the date first written above.

GIVEN under the common seal of STRONGBRIDGE BIOPHARMA PUBLIC LIMITED COMPANY and DELIVERED as a DEED:	______________________________

The Indemnitee:

SIGNED AND DELIVERED as a Deed by [[____________]] [insert name of indemnitee] in the presence of: (Signature of Witness): (Name of Witness): (Address of Witness): (Occupation of Witness):	______________________________

[Signature page to Deed of Indemnification between Strongbridge Biopharma plc and [________]]